Exhibit 99.1

For Immediate Release:	For more Information contact:
March 23, 2012	Ronald H. Butler, Chairman and CEO
(765) 807-2648

Chromcraft Revington Acquires Executive Office Concepts

West Lafayette, Indiana, March 23, 2012 – Chromcraft Revington, Inc. (NYSE Amex: CRC) today announced its acquisition of Executive Office Concepts, Compton, California on March 20, 2012.

Executive Office Concepts (EOC) has been in the seating and casegoods business for four decades.  EOC was founded by Richard L. Sinclair, who got his start in the furniture industry working his way through college. He has been the President and Chief Executive Officer and active in the day to day affairs of EOC.  He has agreed to serve as a consultant for Chromcraft Revington.

Mr. Sinclair has been on the Board of Directors of several trade associations, including the Business and Institutional Furniture Manufacturers Association (BIFMA). He is currently President of the Contract Interiors Marketing Association (CIMA).

EOC’s leased manufacturing facilities are located on fifteen acres of modern industrial property in the Los Angeles Business Park, halfway between downtown Los Angeles and the Port of Los Angeles.

Ron Butler, Chairman and CEO of Chromcraft Revington commented, “We are delighted to be able to build upon our 50 years of manufacturing experience in Senatobia, Mississippi, with the acquisition of EOC. We believe its commercial product lines, especially an extensive health care line, complement our current product line of seating, tables, and waiting area furniture. We plan to operate EOC and offer its branded products to our contract customers, especially those seeking office suites and those in the health care segment. The company has been profitable during the recent difficult economic conditions and we expect the acquisition to be accretive in 2012.”

Matt Prochaska, President of Chromcraft’s Commercial Contract Division indicated, “We believe that the addition of EOC to our product offerings will provide EOC’s and our independent sales representatives with one of the most dynamic offerings to serve commercial furniture dealers, the architectural and design community, government agencies, airports, and especially health care clients”.

Dick Sinclair commented, “I am delighted to see the business that I founded and developed with the support of wonderful employees, sales representatives and top level customers continue through this transition with Chromcraft Revington.  I am also excited to continue to be involved with EOC by joining the Chromcraft Revington team.”

Certain information and statements contained in this news release are forward-looking statements.  These forward-looking statements can be generally identified as such because they include future tense or dates, or are not historical or current facts, or include words such as “believe,” “may,” “expect,” “intend,” “plan,” “anticipate,” or words of similar import.  Forward-looking statements express management’s current expectations or forecasts of future events, but are not guarantees of performance or outcomes and are subject to certain risks and uncertainties that could cause actual results or outcomes to differ materially from those in such statements.

There are a number of factors, risks and uncertainties that could cause actual results or outcomes to differ materially from those identified in the forward-looking statements, including, but not limited to, our ability to successfully integrate our acquisition of EOC into our business; the achievement of expected synergies, cost savings and other benefits from the acquisition of EOC; general economic conditions, including the impact of the current recession in the U.S. and elsewhere; import and domestic competition in the furniture industry; our ability to execute our business strategies; our ability to grow sales and reduce expenses to eliminate our operating losses; our ability to sell the right product mix; supply disruptions with products manufactured in China and other Asian countries; continued credit availability under our existing credit facility; market interest rates; consumer confidence levels; cyclical nature of the furniture industry; consumer and business spending; changes in relationships with our customers and EOC’s customers; customer acceptance of existing and new products; new and existing home sales; financial viability of our customers and their ability to continue or increase product orders; loss of key management; and other factors that generally affect business.

We do not undertake any obligation to update or revise publicly any forward-looking statements to reflect information, events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or circumstances.